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                                    EXHIBIT 10.18

                       SETTLEMENT AGREEMENT AND MUTUAL RELEASE

        WHEREAS, Allan D. Schuster (hereinafter "Schuster") and Grubb & Ellis Company (hereinafter "the Company") entered into an Employment Agreement dated as of November 15, 1995 (the "Employment Agreement");

        WHEREAS, Schuster was employed by the Company as of November 15, 1995 and gave the Company sixty days notice of his resignation on February 7, 1996, which resignation has become effective;

        WHEREAS, certain disputes have arisen between Schuster and the Company regarding the rights and responsibilities of the parties with respect to Schuster's employment, the Employment Agreement, and Schuster's resignation;

        WHEREAS, Schuster and the Company desire to resolve these disputes without the burden and expense of arbitration on these issues;

        NOW THEREFORE, in consideration of the representations, warranties, and recitals set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Schuster and the Company agree as follows:

        1. Schuster and the Company agree that within eight (8) days from receipt by the Company of this fully executed Settlement Agreement and Mutual Release ("Agreement"), the Company shall deliver to James Nagle, the attorney representing Schuster, a check in the amount of $46,500.00, minus the Company's usual and customary payroll deductions, made payable to "Allan Schuster" and a check in the amount of $3,500.00 made payable to "Goodwin, Procter & Hoar".

        2. Schuster individually and on behalf of his spouse, heirs, successors, assigns, executors and representatives of any kind, hereby fully and forever releases and discharges the Company and all of the Company's past, present, and future officers, directors, employees, agents, beneficiaries, shareholders, affiliates, predecessors, successors, divisions, subsidiaries, and attorneys ("Company Releasees") from any and all manner of actions, suits, causes of action, debts, demands, costs, expenses (including, but not limited to, attorneys' fees), judgments, losses, damages, liabilities and other claims of every kind, nature and character whatsoever, known or unknown, which Schuster now has, ever had, or may

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hereafter have against the Company Releasees based upon any act, transaction, or omission existing or taking place on or at any time prior to the date of signature on this Release, including but not limited to any and all manner of actions, suits, causes of action, debts, demands, costs, expenses (including, but not limited to, attorneys' fees), judgments, losses, damages, liabilities and other claims ("claims") arising under federal, state and local statutory or common law or ordinance, such as Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1866, as amended; the Age Discrimination in Employment Act, as amended; the Equal Pay Act of 1963, as amended; the Fair
Labor Standards Act, as amended; the Employee Retirement Income Security Act, as amended; and the Older Workers Benefit Protection Act, as amended, the law of contract and tort and claims arising under state or common law and any other laws and regulations relating to employment or employment discrimination and/or the payment of wages or benefits, including but not limited to claims for wrongful discharge or breach of alleged contract and claims that have been asserted or could have been asserted arising out of or related to Schuster's employment with the Company, the termination of his employment with the Company, or his Employment Agreement with the Company. Schuster agrees and understands that the claims that he is waiving and releasing and promising never to assert include claims that he now knows or has reason to know exist, as well as those that he does not presently have any reason to know, believe or suspect that he has: unknown, unforeseen, unanticipated and unsuspected injuries, damages, loss and liability and the consequences thereof. By signing this Agreement Schuster agrees that he is expressly waiving any provision of any state, federal or local statute, and common-law doctrine, providing, in substance, that a release shall not extend to claims, demands, injuries or damages, loss or liability, which are unknown or unsuspected to exist, by the person making the release, when s/he is making the release, provided, however, that notwithstanding anything herein to the contrary, Schuster is not releasing any rights of indemnification he may have had as an employee pursuant to the Agreement and/or the Company's by-laws.

        3. The Company Releasees hereby fully and forever release and discharge Schuster from any and all manner of actions, suits, causes of action, debts, demands, costs, expenses (including, but not limited to, attorneys' fees), judgments, losses, damages, liabilities and other claims of every kind, nature and character whatsoever, known or unknown, which


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the Company Releasees now have, ever had, or may hereafter have against Schuster based upon any act, transaction, or omission existing or taking place on or at any time prior to the date of signature on this Release, including but not limited to any and all manner of actions, suits, causes of action, debts, demands, costs, expenses (including, but not limited to, attorneys' fees), judgments, losses, damages, liabilities and other claims that have been asserted or could have been asserted arising in any way out of Schuster's employment with the Company or the termination of his employment with the Company. With the exception of those actions of Schuster which are subject to indemnification by the Company pursuant to the Agreement and/or the Company's by-laws, this release shall not extend to any criminal acts of Schuster or acts in violation of federal or state law or regulations. The Company represents that as of the date of this Agreement, it is not aware of any criminal acts committed by Schuster or acts in violation of federal or state law or regulations.

        4. Schuster further understands and agrees that the Company, and any division, subsidiary or affiliate of the Company, shall not be under any obligation to reinstate Schuster as an employee or to consider him for employment or re-employment and Schuster agrees not to seek such employment or re-employment.

        5. The parties have entered into this Agreement and have agreed to its provisions solely to purchase peace with respect to the disputes between the parties. Neither the execution of this Agreement nor payment of any sums hereunder is intended to or shall be argued or construed as an admission of liability or of the viability of any threatened claim, which liability is expressly denied.

        6. Each party shall bear its own costs, expenses, and attorneys' fees incurred in connection with the settlement of the dispute between them which is the subject of this Agreement.

        7. Schuster individually and on behalf of his spouse, heirs, successors, assigns, executors and representatives of any kind, the Company and their respective attorneys agree that they shall not disclose or discuss, directly or indirectly, the terms of the Agreement other than with their counsel, auditors or other professionals with a need to know, or as the Company may in good faith disclose pursuant to securities laws or as either party may be compelled by judicial or administrative process. Schuster individually and on behalf of his


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spouse, heirs, successors, assigns, executors and representatives of any kind, and the Company further agree that neither party shall disparage the other party to any third persons or entities.

        8. Schuster warrants and represents that he has not filed any claim with any government agency or court, and has not assigned or transferred or purported to assign or transfer, voluntarily or involuntarily, to any person or entity, any claims or matters compromised pursuant to this Agreement or any portion thereof. Schuster agrees to indemnify and hold the Company Releasees harmless from any liability, claim, demands, damages, costs, expenses and attorneys' fees incurred by the Company Releasees as a result of any person asserting any such assignment or transfer. It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery under this indemnity.

        9. Schuster has read this Agreement, and signs this Agreement of his own free will and with the intent of being bound hereby. Schuster understands that he is surrendering legal rights by signing this Agreement. Schuster agrees that his consent to execute this Agreement has not been obtained by duress and that he fully understands the meaning and intent of this documents, which is that it constitutes a full, final and complete release and compromise and settlement agreement.

        10. Schuster represents and warrants that in executing this Agreement he does not rely and has not relied upon any representation or statement made by the Company or any of the Company's agents, representatives or attorneys with regard to the subject matter, basis or effect of this Agreement or otherwise, other than as may be specifically stated in this Agreement.

        11. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, assigns and personal representatives.

        12. The parties hereto each warrant and represent that they have had the benefit and advice of their own attorneys with respect to this Agreement, that they have thoroughly read and considered all aspects of this Agreement, that they understand all of the provisions contained herein, and that they are voluntarily entering into and executing this Agreement.


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        13.   It is specifically understood and agreed by and between the parties that this Agreement is the result of negotiation between the parties. Accordingly, it is understood and agreed that all parties shall be deemed to have drawn these documents in order to avoid any negative inference by any court as against the preparer of the documents. Moreover, this Agreement shall be construed as a whole in accordance with its fair meaning.

        14. The laws of the State of Illinois shall govern the interpretation, validity and performance of the terms of this Agreement, regardless of the law that might be applied under the principles of conflicts of law.

        15. The provisions of this Agreement are severable. If any provision is held to be invalid or unenforceable, it shall not affect the validity or enforceability of any other provision.

        16. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed one and the same instrument.

        17. The foregoing constitutes the entire settlement between the parties with respect to the subject matter hereof and may not be modified or amended except in writing signed by all parties hereto or their successors in interest. This Agreement supersedes all prior negotiations, discussions, representations, statements, and agreements, all of which shall be null, void, and of no effect provided, however, that notwithstanding anything herein to the contrary, Schuster agrees that the sections of the Employment Agreement headed CONFIDENTIAL INFORMATION, COMPETING BUSINESS, NO SOLICITATION, REMEDIES, GOVERNING LAW, and SEVERABILITY; ENFORCEABILITY shall remain in full force and effect.

        18. SCHUSTER ACKNOWLEDGES THAT THE COMPANY HAS ADVISED HIM AS FOLLOWS PURSUANT TO THE OLDER WORKERS BENEFIT PROTECTION ACT OF 1990:

              (a) HE HAS THE RIGHT TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS AGREEMENT;

              (b) HE WAS MADE AWARE OF HIS RIGHT TO CONSIDER THIS AGREEMENT FOR TWENTY-ONE DAYS PRIOR TO ITS EXECUTION;

              (c) HE HAS SEVEN (7) DAYS AFTER SIGNING THIS AGREEMENT TO REVOKE THE AGREEMENT, AND THE AGREEMENT WILL NOT BE


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                   EFFECTIVE UNTIL THAT REVOCATION PERIOD HAS EXPIRED. PAYMENT
                   OF THE AMOUNTS SET FORTH IN PARAGRAPH 1 SHALL BE MADE IF HE HAS NOT REVOKED THIS AGREEMENT BY THAT DATE.

GRUBB & ELLIS COMPANY


By:    /s/Neil Young                                  Dated:         6/26/96
    -----------------------------------                     ------------------
     Its:  President and Chief Executive Officer


ALLAN D. SCHUSTER

   /s/Allan D. Schuster                               Dated:         6/20/96
- -----------------------------------                         ------------------
Allan D. Schuster


JENNIFER SCHUSTER

   /s/Jennifer Schuster                               Dated:         6/20/96
- -----------------------------------                         ------------------
Jennifer Schuster


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